UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 4, 2009

SALON MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Spear Street, Suite 203, San Francisco, California 94105
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(415) 645-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 - Entry into Material Definitive Agreements

Chief Executive Officer Employment Agreement

On May 4, 2009, Salon Media Group, Inc. (the “Company”) and Richard Gingras entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Gingras will serve as the Company's Chief Executive Officer, effective from May 1, 2009.

Under the Employment Agreement, Mr. Gingras will be entitled to be paid at an annual base salary rate of $230,000.  He will also be entitled to participate in the Company's benefits plans and will also be eligible to receive an annual bonus under the Company's bonus plan based upon the achievement of certain corporate performance goals.  If the Company achieves certain financial performance goals established by the Company’s Compensation Committee, Mr. Gingras will be eligible to receive a bonus equal to 50% of his annual base salary (which will be prorated for the current fiscal year).

Mr. Gingras is also entitled to receive an option to purchase 1,416,211 shares of the Company's common stock under the Company’s 2004 Stock Plan.  The shares subject to this option will vest over four years, subject to Mr. Gingras’s continued employment, with respect to 25% of the shares on the first anniversary of his start date and 1/48th of the shares vesting monthly thereafter.  The Employment Agreement further provides that Mr. Gingras is entitled to receive an additional option to purchase a number of shares of the Company's common stock equal to the difference between (i) 10% of the Company’s fully diluted equity measured as of the closing of the Company’s next financing generating proceeds of $3,000,000 or more and (ii) 1,416,211.  If such a financing occurs, the additional option will be granted as soon as reasonably practicable following the closing of that financing.  If the additional option is granted, the shares subject to this additional option will also vest over four years, subject to Mr. Gingras's continued employment, with respect to 25% of the shares on the first anniversary of his start date and 1/48th of the shares vesting monthly thereafter.  Notwithstanding anything in the Company’s 2004 Stock Plan to the contrary, Mr. Gingras will be entitled to exercise any vested portion of these options for up to twelve (12) months following any termination of his employment.

In the event that Mr. Gingras is terminated for a reason other than “cause” (as defined in the Employment Agreement) or he resigns for “good reason” (as defined in the Employment Agreement), Mr. Gingras will be entitled to receive (i) accelerated vesting of any then unvested equity awards equal to 24 months of additional vesting, (ii) an extension of the post-termination exercise period to twenty four (24) months, and (iii) reimbursement of up to 6 months of premiums he pays for COBRA continued group health participation.

In the event of a “change in control” (as defined in the Employment Agreement) of the Company, 50% of the then unvested equity awards held by Mr. Gingras will automatically vest.  In the event that Mr. Gingras is terminated for a reason other than cause or he resigns for good reason within 3 months before or twelve (12) months after a change in control, any remaining unvested equity awards will become vested.  Finally, in the event of a change in control, Executive shall also be entitled to receive an amount in cash equal to the excess, if any, of (A) five percent (5%) of the aggregate consideration (cash and non-cash) paid or exchanged by one or more acquirers in connection with such change in control over (B) the sum of (x) for stock options held by Executive on the date of the closing of the transactions constituting a Change in Control (the “Change in Control Date”), the excess, if any, of the aggregate fair market value of the Company common stock underlying such stock options measured as of the Change in Control Date over the aggregate exercise price of such stock options and (y) for stock options exercised by Executive prior to the Change in Control Date, the excess, if any, of the aggregate fair market value of the Company common stock underlying such stock options as of the date of each such exercise over the aggregate exercise price of such stock options.

Severance payments and benefits in connection with the termination of employment are conditioned upon Mr. Gingras executing, and allowing to become effective, a general release of claims against the Company.

Mr. Gingras had been providing advisory services to the Company prior to his appointment as Chief Executive Officer.  In connection with the Employment Agreement, Mr. Gingras and the Company agreed that final compensation for such services shall be $32,000 in cash and 110,345 shares of restricted stock, which shares will vest on January 1, 2010.

The summary of the terms of the Employment Agreement set forth above is qualified in its entirety by reference to the terms of the Employment Agreement, which is attached hereto as Exhibit 10.41 and incorporated herein by reference.

Amendment of 2004 Stock Plan

On May 4, 2009, the Board amended the Salon Media Group, Inc. 2004 Stock Plan to increase the maximum number of shares available for issuance under the 2004 Stock Plan by 4,500,000 shares. Such amendment is subject to approval by the stockholders of the Company at the next Annual Meeting of Stockholders. The 2004 Stock Plan is included as Exhibit 10.29 to Annual Report on Form 10-K filed on June 29, 2005. A summary description of the 2004 Stock Plan, as amended, prior to the latest amendment approved by the Board, is set forth in the Company’s Definitive Proxy filed on August 30, 2007. The 2004 Stock Plan, as amended, and such summary description are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On May 4, 2009, the Company’s Board of Directors accepted the resignation of Mr. Robert McKay from the Board of Directors, effective immediately.

Resignation of Current Chief Executive Officer and Appointment of New Chief Executive Officer

On May 4, 2009, the Board also accepted the resignation of Ms. Elizabeth Hambrecht as the Company’s Chief Executive Officer and appointed Mr. Richard Gingras to serve as the Company’s Chief Executive Officer in place of Ms. Hambrecht, in each case effective as of May 1, 2009.  Ms. Hambrecht will continue to serve the Company as a member of the Company’s Board of Directors and shall receive additional remuneration for services as an advisor to management.

Descriptions of the terms and conditions of the employment of Mr. Gingras and an increase in the number of shares available under the Company’s 2004 Stock Plan are set forth under Item 1.01 of this Form 8-K and are incorporated herein by reference.

Pursuant to the employment agreement with Mr. Gingras, on May 4, 2009, the Board granted Mr. Gingras under the Company’s 2004 Stock Plan an option to purchase 1,416,211 shares of the Company's common stock at an exercise price per share of $.20, and 110,345 shares of restricted stock under the Company’s 2004 Stock Plan, which shares will vest on January 1, 2010.

Prior to joining Salon, Mr. Gingras, age 57, worked as an advisor to various technology startups and also served as an advisor on media product strategy to the senior team at Google, Inc. from November 2007 through December 2008.  From June 2002 through July 2007 he was founder, Chief Executive Officer and Chairman of Goodmail Systems, a provider of solutions for electronic mail security, and continued as Chairman through October 2008.

Appointment of Director

Pursuant to the Company’s certificate of incorporation and bylaws, the Board appointed Mr. Gingras to fill the vacancy on the Company’s Board of Directors created by the resignation of Robert McKay, to hold such position for the remainder of the term of service of a Class III director and until his successor is elected and qualified, or his earlier removal, death or resignation.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit
No.	Description

10.41	Employment Agreement by and between the Company and Richard Gingras, dated May 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2009

SALON MEDIA GROUP, INC.
Registrant

By:	/s/ Norman M. Blashka
Norman M. Blashka
Chief Financial Officer

Exhibit Index

Exhibit
No.	Description

10.41	Employment Agreement by and between the Company and Richard Gingras, dated May 4, 2009.